EXHIBIT 99.1

Technical Communications Corporation Reports Nasdaq Notifies Company of Compliance with Nasdaq Listing Rule

CONCORD, Mass., Dec. 19, 2019 (GLOBE NEWSWIRE) -- Technical Communications Corporation (NasdaqCM: TCCO) today announced that on December 18, 2019, Technical Communications Corporation (the “Company”) received correspondence from the Nasdaq Listing Qualifications department of the Nasdaq Stock Market (“Nasdaq”) confirming the Company has regained compliance with The Nasdaq Stock Market listing rule 5550 by the filing of Form 10-K for the fiscal year ended September 28, 2019, which reported over $500,000 in net income from continuing operations, as required by the Hearings Panel’s decision of October 14, 2019.

About Technical Communications Corporation
For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 28, 2019 and the “Risk Factors” section included therein.

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com